EXHIBIT 1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13D, and all amendments thereto, with respect to the shares of common stock, $0.01 par value, of Algiers Bancorp, Inc.

                  Dated: January 19, 2001


                  /s/ Philip J. Timyan
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                  Philip J. Timyan

                  Riggs Partners LLC


                  By:   /s/ Philip J. Timyan
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                        Philip J. Timyan, Managing Member


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